Exhibit 3.14

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is                                                                                                                                                                     CENTENNIAL RESOURCE MANAGEMENT, LLC                                                                                                                                                          .

2. The Registered Office of the limited liability company in the State of Delaware is changed to 615 South DuPont Highway                                                                                                                                                                               (street), in the City of Dover                                    , Zip Code 19901. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is                                     National Corporate Research, Ltd.                                                                      .

By:	/s/ George S. Glyphis
Authorized Person

Name:	George S. Glyphis
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